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Exhibit 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Quarterly Report on Form 10-Q accompanying this statement.

The undersigned, the Chairman and Chief Executive Officer and the President and Chief Financial Officer of Falcon Financial Investment Trust (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

(a)
the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2004 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)
information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ VERNON B. SCHWARTZ Vernon B. Schwartz Chairman and Chief Executive Officer November 15, 2004
/s/ DAVID A. KARP David A. Karp President and Chief Financial Officer November 15, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.1
Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002